UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

001-05571
(Commission file number)

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, MS CF4-101,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RadioShack Corporation 2009 Annual & Long-Term Incentive Compensation Plan.  On May 21, 2009, the stockholders of RadioShack Corporation (the “Company”) approved the adoption of the RadioShack 2009 Annual & Long-Term Incentive Compensation Plan (the “Compensation Plan”).  The effective date of the Compensation Plan was February 19, 2009, and it will terminate on December 31, 2013.

Under the Compensation Plan’s annual and long-term incentive features, the Management Development and Compensation Committee of the Board of Directors of the Company (the “MD&C Committee”) may grant awards providing eligible participants with the opportunity to receive cash payments based on the Company’s achievement of certain performance goals.  The MD&C Committee will establish performance goals and select employees eligible for awards near the beginning of the year for the annual and long-term awards, using performance criteria set forth in the Compensation Plan.  The MD&C Committee may also establish one or more objectively determinable adjustments that may be made to one or more of the performance goals for a given award period.

The foregoing summary of the Compensation Plan is qualified in its entirety by reference to the full text of the Compensation Plan, attached as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2009 and incorporated herein by reference.

RadioShack Corporation 2009 Incentive Stock Plan.  On May 21, 2009, the stockholders of the Company also approved the adoption of the RadioShack Corporation 2009 Incentive Stock Plan (the “2009 ISP”).  The effective date of the 2009 ISP was February 19, 2009, and it has a term of ten years.

Under the 2009 ISP, the MD&C Committee may make awards of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards to employees, officers, consultants and advisors of the Company and its subsidiaries, and to non-employee members of the Board of Directors of the Company.  The MD&C Committee may also grant incentive stock options under the 2009 ISP to employees of the Company and its subsidiaries.  Awards with respect to 11,000,000 shares of the Company’s common stock may be granted under the 2009 ISP.  The 2009 ISP is subject to a fungible share pool, which means that full value awards, such as restricted stock and restricted stock units, will decrease the number of shares available for awards under the 2009 ISP by 1.68 shares for each share or unit awarded as a full value award.  Incentive and non-qualified stock options and stock appreciation rights will decrease the number of shares available for awards by one share for each share covered by an option or stock appreciation right granted.  Upon the forfeiture, termination or expiration of an award under the 2009 ISP, all shares of common stock not issued thereunder shall become available for the granting of additional awards under the 2009 ISP.  Awards under the 2009 ISP which are payable in cash will not reduce the number of shares of common stock with respect to which awards may be granted under the 2009 ISP unless payment in settlement of the award is made in shares of common stock instead of cash.

The foregoing summary of the 2009 ISP is qualified in its entirety by reference to the full text of the 2009 ISP, attached as Appendix B to the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2009 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the accompanying Index to Exhibits are furnished as part of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 22nd day of May, 2009.

RADIOSHACK CORPORATION

By: /s/ James F. Gooch
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1
2009 RadioShack Corporation Annual & Long-Term Incentive Compensation Plan (attached as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2009 and incorporated herein by reference).

10.2
RadioShack Corporation 2009 Incentive Stock Plan (attached as Appendix B to the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2009 and incorporated herein by reference).

4